UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant x

Filed by a Party other than the Registrant o

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AVINGER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

On December 23, 2024, Avinger, Inc. (the "Company”) filed a definitive proxy statement with the Securities and Exchange Commission in connection with its Special Meeting of Shareholders to be held on January 24, 2025 (the “Special Meeting”). On January 24, 2025, the Company issued filed a Form 8-K with the Securities and Exchange Commission announcing that the Special Meeting will be adjourned until February 5, 2025. The Company is providing this supplement to broadly disseminate that information. This supplement should be read in conjunction with the Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) and furnished to stockholders on or about December 23, 2024.